Exhibit 10.7

FIFTH AMENDMENT TO LOAN AGREEMENT

This Fifth Amendment to Loan Agreement (“Fifth Amendment”) is made and entered into as of the 8th day of December, 2023 (the “Effective Date”), by and among HOF Village Retail I, LLC, a Delaware limited liability company (“Retail I”), HOF Village Retail II, LLC, a Delaware limited liability company (“Retail II”), and Hall of Fame Resort & Entertainment Company, a Delaware corporation (“HOFRECo”, and together with Retail I and Retail II, collectively the “Borrower”) and CH Capital Lending LLC, Delaware limited liability company (“Lender”).

RECITALS:

A. Retail I, Retail II, and The Huntington National Bank (“HNB”) entered into that certain Loan Agreement dated September 27, 2022 (the “Original Loan Agreement”), under the terms of which HNB agreed to loan up to Ten Million Dollars ($10,000,000) for the purpose of financing improvements to two certain leasehold parcels of real property in the project commonly referred to as Hall of Fame Village located in the City of Canton, Stark County, Ohio, as more fully described in the Loan Agreement.

B. Lender has succeeded to the rights and obligations of HNB under the Loan Agreement pursuant to that certain Assignment of Note, Security Instrument and Other Loan Documents dated as of September 21, 2023 (the “Assignment”), and is now the holder of that certain Promissory Note dated September 27, 2022 (the “Original Note”) in the principal amount of $10,000,000 in which HNB is payee and Retail I and Retail II are makers.

C. The Original Loan Agreement and Original Note were modified pursuant to the terms of (i) that certain Joinder and First Amendment to Loan Agreement entered into by and between Borrower and Lender dated September 21, 2023 (the “First Amendment”), (ii) that certain Second Amendment to Loan Agreement by and between Borrower and Lender dated October 6, 2023 (the “Second Amendment”), (iii) that certain Third Amendment to Loan Agreement by and between Borrower and Lender dated October 16, 2023 (the “Third Amendment”), and (iv) that certain Fourth Amendment to Loan Agreement by and between Borrower and Lender dated November 21, 2023 and effective September 21, 2023 (the “Fourth Amendment”) (the Original Loan Agreement, together with the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment, collectively, the “Loan Agreement”; the Original Note and the First Amendment, collectively the “Note”).

D. The Loan Agreement is secured by certain collateral as set forth in that certain Security Agreement by and between Borrower and Lender dated November 16, 2023 and effective September 21, 2023 (the “Security Agreement”) and the secured interests under the Security Agreement were incorporated into the Loan Agreement by the Fourth Amendment.

E. Lender and Borrower have agreed upon certain modifications to the Loan Agreement and Note as hereinafter set forth.

Fifth Amendment to Loan Agreement (HNB/Retail)

NOW, THEREFORE, for and in consideration of the foregoing, the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree, effective as of the Effective Date, as follows:

1. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the same definition as set forth in the Loan Agreement or Note, as applicable.

2. Interest Rate. Wherever in the Loan Agreement (as amended by the First Amendment) the rate of interest is specified or described, same shall be deleted and substituted therefor shall be the following: twelve and one half percent (12.50%) per annum, compounded monthly.

3. Maturity Date. The definition of “Initial Maturity Date” in Section 1.1 of the Loan Agreement is hereby deleted the definition entirely and replacing it with the following:

“Initial Maturity Date: December 4, 2024, unless accelerated sooner or extended pursuant to the terms hereof.”

4. Use of Loan Proceeds. Section 5.17(c) of the Loan Agreement (as added in the First Amendment, and amended in the Second Amendment and the Third Amendment) is hereby amended by deleting the subsection entirely and replacing it with the following:

“(c) Notwithstanding the foregoing provisions of this Section 5.17, Borrower shall have the right to use up to $10,000,000 of the Loan Proceeds for the purpose of paying the costs of construction of the Hall of Fame Village Waterpark which will be owned by HOFRECo or its affiliates or subsidiaries (the “Permitted Purposes”).”

5. Conditions to Loan Funding. Section 6.2(c) of the Loan Agreement (as added in the First Amendment, and amended by the Second Amendment and Third Amendment) is hereby amended by deleting the subsection entirely and replacing it with the following:

“(c) Notwithstanding the foregoing provisions of this Section 6.2, so long as Loan Proceeds are used solely for Permitted Purposes, Lender hereby waives the conditions to Loan funding set forth in subsections 6.2(a) and 6.2(b) up to the amount of $10,000,000 as described in Section 5.17(c), except for the issuance of a date down endorsement as described in subsection 6.2(b)(i) of the Loan Agreement. Borrower shall pay all costs, expenses and fees arising out of, related to, or otherwise incurred by Lender in connection with the Assignment, the Loan Agreement and this Fifth Amendment and all associated documentation and services including, but not limited to, title insurance, swap breakage fees, and attorney’s fees.”

Fifth Amendment to Loan Agreement (HNB/Retail)

6. Effect of Fifth Amendment; Further Amendments. This Fifth Amendment shall be binding upon Lender, Borrower, and their successors and assigns. Except as otherwise amended herein, the terms and conditions of the Loan Agreement shall remain in full force and effect. In the event of any conflict between the terms and conditions hereof and the terms and conditions of the Loan Agreement, the terms and conditions hereof shall control. Any further amendments to the Loan Agreement or to this Fifth Amendment must be in writing and signed by the parties hereto in order to be effective.

7. Governing Law. This Fifth Amendment shall be governed by and controlled in accordance with the laws of the State of Ohio.

8. Counterparts; Electronic Signature. This Fifth Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. This Fifth Amendment may be executed by electronic means and methods, including DocuSign and portable document format (PDF), and shall when transmitted electronically or in paper format, be deemed binding on the signatories thereto.

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Fifth Amendment to Loan Agreement (HNB/Retail)

IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to be signed as of the Effective Date.

BORROWER:

HOF VILLAGE RETAIL I, LLC, a Delaware
limited liability company

By:	/s/ Michael Crawford
Michael Crawford
President and Chief Executive Officer

HOF VILLAGE RETAIL II, LLC, a Delaware
limited liability company

By:	/s/ Michael Crawford
Michael Crawford
President and Chief Executive Officer

HALL OF FAME RESORT & ENTERTAINMENT COMPANY, a Delaware corporation

By:	/s/ Michael Crawford
Michael Crawford
President and Chief Executive Officer

Fifth Amendment to Loan Agreement (HNB/Retail)

CH CAPITAL LENDING, LLC,
a Delaware limited liability company,
in its capacity as Agent

By:	Holdings SPE Manager, LLC,
a Delaware limited liability company,
its Manager

	By:	/s/ John A. Mase
		Name:	John A. Mase
		Title:	Chief Executive Officer

Fifth Amendment to Loan Agreement (HNB/Retail)